EXHIBIT 4H

                           FIRST AMENDMENT TO
                     WAIVER AND AMENDMENT AGREEMENT

      This First Amendment to Waiver and Amendment Agreement (the Amendment) dated as of February 28, 2002 is made and entered into by and among First Union National Bank, a national banking association, with an office at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 (the Bank), Selas Corporation of America, a Pennsylvania business corporation with offices located at 2034 Limekiln Pike, Dresher, Pennsylvania 19025 (the Borrower), Selas SAS (formerly named Selas S.A.), a corporation organized under the laws of France (Selas SAS), CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France (CFR); and together with Selas SAS, the European Subsidiaries), Deuer Manufacturing, Inc., an Ohio business corporation with offices located at 2985 Springboro West, Dayton, Ohio 45439 (Deuer), Resistance Technology, Inc., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112 (RTI), RTI Export, Inc., a Barbados corporation with offices located at c/o 2034 Limekiln Pike, Dresher, Pennsylvania 19025
(RTIE), and RTI Electronics, Inc., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, California 92806 (RTI Electronics; and together with Deuer, RTI and RTIE, the Guarantors).

                             BACKGROUND

      A. The Bank, the Borrower and the Guarantors entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Credit Agreement"), pursuant to which the Bank made certain term loans to the Borrower described therein (the Term Loans) and agreed to make available to the Borrower a revolving credit facility in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the Revolving Credit).

      B. The Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Bank pursuant to the following agreements (collectively, the Borrower Surety Agreements):
(i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the Deuer Surety Agreement), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the RTI Surety Agreement), (iii) that certain Guaranty and Suretyship Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the RTIE Surety Agreement), and (iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the RTI Electronics Surety Agreement).



      C. The Term Loans are evidenced by the following promissory notes executed by the Borrower in favor of the Bank, which are outstanding as of the date hereof: (i) Term Note D dated as of June 30, 1999 in the original principal amount of Nine Hundred Thousand Dollars ($900,000) (Term Note D), (ii) Term Note E dated as of January 19, 2001 in the original principal amount of Two Million Dollars ($2,000,000) (Term Note E), and (iii) Term Note F dated as of January 19, 2001 in the original principal amount of One Million Seven Hundred Thousand Singapore Dollars (Singapore $1,700,000) (Term Note F; and together with Term Note D and Term Note E, the Term Notes). The Revolving Credit facility is evidenced by an Amended and Restated
Revolving Credit Note dated as of January 19, 2001 in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) between the Borrower and the Bank (the Revolving Credit Note). The Term Notes and the Revolving Credit Note are collectively referred to hereinafter as the Notes.

      D. First Union National Bank, London Branch (London Branch) and Selas SAS, a subsidiary of the Borrower, entered into that certain Agreement dated as of February 2, 2001 (the Selas SAS Facility Agreement) pursuant to which the Bank provided to Selas SAS a discretionary line of credit facility in the aggregate amount of Sixteen Million Euros (E16,000,000) on an on demand basis, expiring on April 30, 2001 (the Selas SAS Facility) for the purposes of providing: discretionary advance payment guarantees on behalf of Selas SAS (the APG Facility); and a discretionary overdraft facility for general working capital purposes with a sub-limit amount of Two Million
Euros   (E2,000,000)   that  was   later   increased   (the   Overdraft
Facility).  The London  Branch and Selas SAS also  entered into certain
term  loan   agreements   (collectively,   the   Selas  SAS  Term  Loan
Agreements), as follows: an agreement dated February 26, 1998 pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of Fifteen Million French Francs (FF 15,000,000) (the Selas SAS 1998 Term Loan Agreement); and an agreement dated January 2000 pursuant to which the Bank made a term loan to Selas SAS in the original principal amount of One Million Seven Hundred and Fifty-Three Thousand One Hundred and Fifty-Eight and 30/100 Euros (E1,753,158.30) (the Selas SAS 2000 Term Loan Agreement).

      E. The Borrower and Guarantors jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Bank, pursuant to the following agreements (the Selas SAS Surety Agreements): (i) that certain Unconditional Guaranty of Borrower dated as of January 10,
2000  (the  Borrower   Guaranty),   (ii)  that  certain  Unconditional
Guaranty of Deuer  dated as of January 10, 2000 (the Deuer  Guaranty),
(iii) that certain Unconditional Guaranty of RTI dated as of January 10, 2000 (the RTI Guaranty), (iv) that certain Unconditional Guaranty of RTIE dated as of January 10, 2000 (the RTIE Guaranty), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the RTI Electronics Guaranty).



      F. As security for any and all indebtedness, liabilities and obligations of the Borrower to the Bank, then existing or thereafter arising, the Borrower: (i) granted to the Bank a security interest in and lien on: (a) all of the Borrowers assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles, and (b) all of Borrowers rights under a certain contract with Production Machinery Corporation in Talcahuano, Chile for the sale of and the proceeds of a Five Million  Twenty-Five  Thousand  Dollars  ($5,025,000)
documentary letter of credit issued by Bank One, Columbus, Ohio pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between the Borrower and the Bank (as amended, the Borrower Security Agreement); (ii) assigned, pledged and granted to Bank a security interest in all of the issued and outstanding stock of Deuer, RTI, RTIE and RTI Electronics pursuant to that certain Second Amended and Restated Pledge Agreement dated as of July 31, 1998 (the Borrower Pledge Agreement); and (iii) granted to the Bank a first mortgage lien on certain real property of the Borrower and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania (the Pennsylvania Property) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended on July 21, 1995, February 20, 1997, July 31, 1998 and January 10, 2000 (as amended, the Borrower Mortgage and Security Agreement).

      G. As security for any and all indebtedness, liabilities and obligations of Deuer to the Bank, then existing or thereafter arising,
Deuer: (i) granted to the Bank a security interest in and lien on all of Deuers assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between Deuer and the Bank (as amended, the Deuer Security Agreement); and (ii) granted to the Bank a first mortgage lien on certain real property of Deuer and improvements thereon located in Moraine, Montgomery County, Ohio (the Ohio Property) pursuant to that certain First Mortgage and Security Agreement dated as of October 20, 1993, as amended July 21, 1995, February 20, 1997, July 31, 1998, and
January  10,  2000  (as  amended,   the  Deuer  Mortgage  and  Security
Agreement).

      H. As security for any and all indebtedness, liabilities and obligations of RTI to the Bank, then existing or thereafter arising,
RTI: (i) granted to the Bank a security interest in and lien on all of RTIs assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31,
1998  between  RTI  and  the  Bank  (as  amended,   the  RTI   Security
Agreement); (ii) granted to the Bank a security interest in and lien on certain patents and trademarks and other intellectual property pursuant to that certain Patent and Trademark Security dated as of October 20, 1993, as amended July 31, 1998 between RTI and the Bank (the RTI Patent and Trademark Security Agreement); and (iii) granted to the Bank a first mortgage lien on certain real property of RTI and improvements thereon located in Ramsey County, Minnesota (the Minnesota Property) pursuant to that certain Mortgage, Security Agreement and Fixture Financing Statement dated as of June 30, 1999, as amended January 10, 2000 (as amended, the RTI Mortgage and Security Agreement).

      I. As security for any and all indebtedness, liabilities and obligations of RTIE to the Bank, then existing or thereafter arising, RTIE granted to the Bank a security interest in all of RTIEs assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended July 31, 1998 between RTIE and the Bank (as amended, the RTIE Security Agreement).

      J. As security for any and all indebtedness, liabilities and obligations of RTI Electronics to the Bank, then existing or thereafter arising, RTI Electronics granted the Bank a security interest in all of RTI Electronics assets, then owned or thereafter acquired, including, without limitation, all accounts, contract rights, inventory, fixtures, machinery, equipment, general intangibles pursuant to that certain Security Agreement dated as of October 20, 1993, as amended February 20, 1997 and July 31, 1998 between RTI Electronics and the Bank (as amended, the RTI Electronics Security Agreement).



      K. The Borrower, the Guarantors, and the European Subsidiaries entered into that certain Waiver and Amendment Agreement dated as of November 20, 2001 (the Waiver Agreement), pursuant to which the Bank agreed to waive certain Financial Covenant Defaults (as defined therein) and provide a new credit facility pursuant to which the Banks London Branch agreed to issue certain advance payment guarantees.

      J. The Waiver Agreement, the Credit Agreement, the Notes, the Borrower Surety Agreements, the Selas SAS Facility Agreement, the Selas SAS Term Loan Agreements, the Selas SAS Surety Agreements, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Mortgage and Security Agreement, the Deuer Security Agreement, the Deuer Mortgage and Security Agreement, the RTI Security Agreement, the RTI Patent and Trademark Security Agreement, the RTI Mortgage and Security Agreement, the RTIE Security Agreement, the RTI Electronics Security Agreement, together with the various agreements, instruments and other documents executed in connection therewith and all amendments and modifications thereto, now or hereafter in effect, shall be referred to hereinafter as the Loan Documents.

      K. The Bank, the Borrower, the Guarantors, and the European Subsidiaries, pursuant to the terms hereof, wish to amend the Credit Agreement, as provided herein.

      NOW, THEREFORE, incorporating the Background by reference herein and for other good and valuable consideration, the Bank, the Borrower, the Guarantors, and the European Subsidiaries intending to be legally bound hereby, agree as follows:

                       ARTICLE I - DEFINED TERMS

      1.1 Defined Terms. Terms used herein which are capitalized but not defined shall have the meanings ascribed to such terms in the Loan Documents, as amended hereby.

                  ARTICLE II - AMENDMENT; COVENANTS

      2.1 Amendment of the Definition of Revolving Credit Termination Date. The following definition in the Credit Agreement is hereby amended, restated and replaced as follows:

      Revolving Credit Termination Date is hereby amended to mean the earlier of (i) March 20, 2002 (as such date may be extended from time to time in accordance with Section 2.8 hereof) or (ii) the date on which the Revolving Credit Commitment is terminated pursuant to Section 9.2 hereof.

      2.2 Covenants. The Borrower shall provide to the Bank on or before March 8, 2002, a detailed cash flow projection; and a complete and detailed description of the purpose and use of funds in order to have considered any request for additional borrowing.

                      ARTICLE III - REAFFIRMATION



      The Borrower, the Guarantors and the European Subsidiaries (i) acknowledge and consent to the terms and conditions set forth in this Amendment, (ii) hereby ratify, affirm and reaffirm in all respects each and all of the Loan Documents, including, without limitation, all terms, conditions, representations and covenants contained therein, and
(iii) acknowledge the continued existence, validity and enforceability of the Loan Documents, and acknowledge and agree that the Bank holds a perfected security interest in the Collateral to secure the Borrower's Obligations and agrees that the terms, conditions, representations and covenants contained in the Security Agreement are binding upon it.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into this Amendment, the Borrower, the Guarantors and the European Subsidiaries make the following representations and warranties to the Bank, each and all of which shall survive the execution and delivery of this Amendment:

      4.1 No violation of applicable laws. The execution, delivery and performance by the Borrower, the Guarantors and the European Subsidiaries of this Amendment are within their corporate powers, have been duly authorized by all necessary action taken by their duly authorized officers and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of the Borrower, the Guarantors and the European Subsidiaries; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of the Borrower, the Guarantors and the European Subsidiaries or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower, the Guarantors and the European Subsidiaries, (ii) result in the creation or imposition of any lien on any of their assets (other than liens in favor of the Bank) or (iii) give cause for the acceleration of any obligations of the Borrower, the Guarantors or the European Subsidiaries to any other creditor.

      4.2 Due Authorization. Each person executing this Amendment on behalf of the Borrower, the Guarantors and/or the European Subsidiaries is duly authorized by such respective entity to execute same.

      4.3 Enforceability. This Amendment will be, the legal, valid and binding obligation of the Borrower, the Guarantors and the European Subsidiaries, enforceable against them in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

      4.4 Compliance with Applicable Laws. The Borrower is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

      4.5 Failure of Conditions. The Borrower has failed to satisfy the conditions precedent for issuance of Advance Payment Guarantees as disclosed on Exhibit 4.5 hereto.

       4.6 Representation and Warranties. All representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date of this Amendment as if such representations and warranties have been made on the date hereof.



                   ARTICLE V - CONDITIONS TO CLOSING

      Conditions Precedent to Enforceability of This Amendment. This Amendment shall be deemed effective only after the occurrence of the following events:

      5.1 Execution of Amendment. The Borrower's, Guarantors and European Subsidiaries execution and delivery to the Bank of this Amendment; and

      5.2 Fees and Costs. The Borrower's payment to the Bank of an amount sufficient to cover all of the Bank's reasonable costs and expenses to date, including, without limitation, the Bank's reasonable costs and expenses incurred in connection with the preparation and negotiation of this Amendment (including the fees and expenses of the Bank's counsel) through the date of this Amendment.

                       ARTICLE VI - MISCELLANEOUS

      6.1 Continuing Effect. Except as amended hereby, all of the Loan Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

      6.2 No Waiver. Except as expressly provided in the Waiver Agreement, the Bank has not waived and does not waive any defaults or Events of Default, now or hereafter existing, whether known or unknown; and the Bank hereby reserves and preserves any and all rights and remedies available to it under the Loan Documents with respect to any such defaults or Events of Default.

      6.3 Counterparts; Effectiveness. This Amendment may be executed by facsimile signatures and in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. This Amendment shall be deemed to have been executed and delivered when the Bank has received facsimile counterparts hereof executed by all parties listed on the signature pages hereto.

      6.4 Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      6.5 Integration. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.


      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers on the date first above written.

ATTEST:                   FIRST UNION NATIONAL BANK


                          By:        /s/ Kathleen M.
Hedrick
                             Name:  Kathleen M. Hedrick
                             Title: Vice President


                          SELAS CORPORATION OF
                             AMERICA

                          By:       /s/  Francis A.
Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President, Treasurer &
                             Secretary


                          SELAS SAS


                          By:       /s/  Christian Bailliart
                             Name:  Christian Bailliart
                             Title: President


                           CFR-CECF FOFUMI RIPOCHE


                          By:       /s/  Christian Bailliart
                             Name:  Christian Bailliart
                             Title: President


                          DEUER MANUFACTURING, INC.


                          By:       /s/  Francis A.
Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President, Treasurer &
                             Secretary



                          RESISTANCE TECHNOLOGY, INC.,


                          By:       /s/  Francis A.
Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President, Treasurer &
                             Secretary


                          RTI EXPORT, INC.


                          By:       /s/  Francis A.
Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President, Treasurer &
                             Secretary

                          RTI ELECTRONICS, INC.


                          By:       /s/  Francis A.
Toczylowski
                             Name:  Francis A. Toczylowski
                             Title: Vice President, Treasurer &
                             Secretary





                              Exhibit 4.5

      Pursuant to Section 4.2.2(d) of the Waiver Agreement, on February 28, 2002, the Borrower, the Guarantors and Selas SAS are required to repay amounts outstanding as necessary to reduce the Overdraft Facility to an amount not greater than E4,650,000 Euros. As of the date hereof, the Overdraft Facility has a balance of approximately E6,000,000 Euros and the Borrower, the Guarantors and Selas SAS have indicated an inability to make the necessary payment to reduce the Overdraft Facility to the required level.

      Pursuant to Section 4.2.2(e) of the Waiver Agreement, on or before February 28, 2002, the Borrower is required to provide the Bank with a written certification that the 2001 fourth quarter pre-tax losses, if any, for the Borrower, the Guarantors, Selas SAS, CFR, and their affiliates, on a consolidated basis are not more than $200,000. The Borrower has indicated that the consolidated 2001 fourth quarter pre-tax losses exceed $200,000.

      Pursuant to Section 4.2.2(f) of the Waiver Agreement, the
Borrower is required to provide the Bank with a copy of a written offer to purchase Selas SAS on or before February 28, 2002. The Borrower has indicated an ability to obtain such an offer.